Exhibit 2.l.2

Christian E. Plaza

(703) 456-8006

cplaza@cooley.com

April 27, 2007

Gladstone Capital Corporation

1521 Westbranch Drive

Suite 200

McLean, Virginia  22102

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Gladstone Capital Corporation, a Maryland corporation (the “Company”), of up to $6,937,500 shares of the Company’s common stock, $0.001 par value (the “Shares”), pursuant to a Registration Statement on Form N-2 (Registration No. 333-100385) (the “Initial Registration Statement”) and a second Registration Statement on Form N-2 (Registration No. 333-142416) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Rule 462(b) Registration Statement,” together with the Initial Registration Statement, the “Registration Statements”), the related prospectus dated April 16, 2007 (the “Prospectus”) and the prospectus supplement dated April 27, 2007 (the “Prospectus Supplement”), each as filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statements and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statements and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, the Company’s Articles of Amendment and Restatement of the Articles of Incorporation and the Company’s Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statements and the related Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement included in the Initial Registration Statement and to the filing of this opinion as an exhibit to the Initial Registration Statement.  In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

[Signature Page Follows]

Gladstone Capital Corporation
April 27, 2007
Page Two

Sincerely,

Cooley Godward Kronish LLP

By:	/s/ Christian E. Plaza
Christian E. Plaza